UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36057	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

200 N. Loraine Street, Suite 1245 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 682-7464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 27, 2014, Ring Energy, Inc. (“Ring”) completed its acquisition (the “Acquisition”) of certain assets pursuant to its previously announced Purchase and Sale Agreement, dated February 4, 2014 (the “Purchase Agreement”), between Ring and Raw Oil & Gas, Inc., JDH Raw Energy LC, and Smith Energy Company, as sellers (the “Sellers”), for a purchase price of approximately $6.45 million in cash.

The assets acquired by Ring pursuant to the Purchase Agreement consist of approximately 2,481 gross (1,5767 net) acres, located in Andrews and Gaines Counties, in the Permian Basin of Texas. The acreage, comprised of 92 separate leases, includes both “developed” and “undeveloped” parcels and is in close proximity to Ring’s existing Permian Basin assets. The “developed” area is comprised of approximately 907 net acres with current net production of 42 BOEs (Barrel of Oil Equivalent) per day from the San Andres and Glorieta formations and is over 92% oil. The “undeveloped” area is comprised of approximately 660 net acres.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Ring on February 7, 2014.

Item 7.01. Regulation FD Disclosure

A copy of the press release relating to the closing of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Given that Ring will file its consolidated financial statements as of December 31, 2013 (“Year End Financial Statements”) after the completion of the Acquisition but prior to the expiration of the 71 calendar day period after the date this Current Report must be filed (provided for in Item 9.01 of Form 8-K), no financial statements of the Business Acquired shall be required to be filed because the Acquisition will not be significant based on the Year End Financial Statements.

(b)	Pro Forma Financial Information.

Given that Ring will file its Year End Financial Statements after the completion of the Acquisition but prior to the expiration of the 71 calendar day period after the date this Current Report must be filed (provided for in Item 9.01 of Form 8-K), no pro forma financial information shall be required to be filed because the Acquisition will not be significant based on the Year End Financial Statements.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Ring Energy, Inc., dated March 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: March 3, 2014	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer